UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices)	(Zip Code)

(830) 379-1480
Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	ALG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2024, the Board of Directors (the "Board") of Alamo Group Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”) and in connection with the previously disclosed retirement of Richard J. Wehrle as Executive Vice President, Chief Financial Officer and Treasurer, approved the acceleration of the vesting of 1,821 shares of restricted stock previously granted to Mr. Wehrle. The Board also, upon the recommendation of the Compensation Committee, approved Mr. Wehrle's ongoing eligibility to vest, on a pro-rata basis, in the performance share unit ("PSU") awards previously granted to Mr. Wehrle for the 2022-2024 and 2023-2025 performance cycles, subject to the attainment of the underlying performance goals with respect to each performance cycle, resulting in Mr. Wehrle’s eligibility to vest in 78% of the 1,815 PSUs granted for the 2022-2024 performance cycle and 45% of the 1,824 PSUs granted for the 2023-2025 performance cycle.

On May 3, 2024, the Company and Mr. Wehrle entered into a consulting agreement (the "Consulting Agreement") as part of Mr. Wehrle's previously announced retirement. The Consulting Agreement begins May 3, 2024 and is scheduled to expire on August 31, 2024. Pursuant to the Consulting Agreement, the Company will pay Mr. Wehrle $15,000 per month in May and June and $10,000 per month in July and August to advise on financial accounting, financial reporting, treasury function and similar matters.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 2, 2024, the Company held its annual meeting of stockholders (the “Annual Meeting”). The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 13, 2024.

Set forth below, with respect to each proposal, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes:

Proposal 1 - Election of directors

The majority of stockholders approved the election of all eight of the nominees for director to serve until the next Annual Meeting or until their successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Robert P. Bauer	10,727,165	336,474	4,776	348,100
Eric P. Etchart	10,793,741	269,878	4,796	348,100
Nina C. Grooms	10,773,234	290,506	4,675	348,100
Paul D. Householder	11,054,229	9,391	4,795	348,100
Tracy C. Jokinen	10,997,535	66,205	4,675	348,100
Jeffery A. Leonard	11,042,868	20,751	4,796	348,100
Richard W. Parod	11,043,137	20,481	4,797	348,100
Lorie L. Tekorius	10,897,906	165,657	4,852	348,100

Proposal 2 - Advisory vote on compensation of named executive officers

The stockholders approved, on an advisory, non-binding basis, the compensation of our named executive officers as described in our Proxy Statement, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
10,916,690	144,255	7,470	348,100

Proposal 3 - Ratification of appointment of KPMG LLP as independent auditor for fiscal year 2024

The appointment of KPMG LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2024 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
11,051,415	362,461	2,639	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 3, 2024	By: /s/ Edward T. Rizzuti
Edward T. Rizzuti
Executive Vice President, Chief Legal Officer & Secretary